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                                                                   EXHIBIT 23.10

                         Independent Appraisers' Consent

The Board of Directors
Telesp Celular Participacoes S.A.:

We consent to the inclusion in Exhibit 2.1 (Protocol of the Merger of Shares of Tele Centro Oeste Celular Participacoes S.A. into Telesp Celular Participacoes S.A. for the purpose of the former's conversion into a Wholly Owned Subsidiary) and Exhibit 2.5 (Appraisal by KPMG Corporate Finance Ltda. of the Shareholders' Equity at Market Value of Telesp Celular Participacoes S.A. dated November 2003 (reissue of the report dated October 24, 2003)) to this Amendment no. 1 to the Registration Statement on Form F-4 of Telesp Celular Participacoes S.A ("TCP") of our Appraisal of Shareholders' Equity at Market Value Reports, each dated October 24, 2003, which were prepared based on the Brazilian GAAP Financial Statements of TCP and Tele Centro Oeste Celular Participacoes S.A ("TCO"), respectively, with respect to the shareholders' equity and outstanding shares per lot of thousand shares (less shares held in treasury) of TCP and TCO, respectively, in each case as of June 30, 2003, and to the references to our firm in such exhibits and in Exhibits 2.2 (Justification of the Merger of Shares of Tele Centro Oeste Celular Participacoes S.A. into Telesp Celular Participacoes S.A. for the purpose of the former's conversion into a Wholly Owned Subsidiary), 2.3 (First Amendment to the Protocol of the Merger of Shares of Tele Centro Oeste Celular Participacoes S.A. by Telesp Celular Participacoes S.A. for the Conversion of TCO into a Wholly-Owned Subsidiary) and 2.4 (First Amendment to the Justification of the Merger of Shares of Tele Centro Oeste Celular Participacoes S.A. by Telesp Celular Participacoes S.A. for the Conversion of TCO into a Wholly-Owned Subsidiary). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commissions promulgated thereunder.

/s/ KPMG Corporate Finance

Sao Paulo, SP - Brazil

December 16, 2003.